CERTIFICATION

I, José Gustavo Pozzi, certify that:

1.	I have reviewed this annual report on Form 20-F of Nortel Inversora S.A.;

2.	Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the company as of, and for, the periods presented in this report;

4.	I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the company and have:

a)	designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to the company, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	[omitted]

c)	evaluated the effectiveness of the company’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)	disclosed in this report any change in the company’s internal control over financial reporting that occurred during the period covered by the annual report that has materially affected, or is reasonably likely to materially affect, the company’s internal control over financial reporting; and

5.	I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the company’s auditors and the audit committee of the company’s board of directors (or persons performing the equivalent functions):

a)	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the company’s ability to record, process, summarize and report financial information

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the company’s internal control over financial reporting.

Date : June 30, 2005

/s/ José Gustavo Pozzi
José Gustavo Pozzi
General Manager and Sole Officer

CERTIFICATION

June 30, 2005

Securities and Exchange Commission

450 Fifth Street, N.W

Washington, D.C. 20549

Ladies and Gentlemen:

The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code. This certification is not to be deemed filed pursuant to the Exchange Act and does not constitute a part of the Annual Report on Form 20-F (the “Report”) accompanying this letter.

José Gustavo Pozzi, the General Manager and Sole Officer, certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Nortel.

/s/ José Gustavo Pozzi
Name:	José Gustavo Pozzi
Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Nortel and will be retained by Nortel and furnished to the Securities and Exchange Commission or its staff upon request.